Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Stock Incentive Plan, Inducement Stock Option Award, and 2017 Employee Stock Purchase Plan of Apellis Pharmaceuticals, Inc. of our report dated March 19, 2018, with respect to the consolidated financial statements of Apellis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Louisville, Kentucky

February 26, 2019